Exhibit 5.1

DLA Piper LLP (US) 650 S Exeter Street Suite 1100 Baltimore, Maryland 21202

                       , 2026

CID HoldCo, Inc.

5661 S Cameron St, Suite 100

Las Vegas, Nevada 89118

RE:	CID HoldCo, Inc.

Ladies and Gentlemen:

We have acted as counsel to CID HoldCo, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the United States Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 filed by the Company with the Commission on January 28, 2026 (File No. 333-[ ]) (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the proposed issuance and sale by the Company of (i) up to [—] shares of its Common Stock, par value $0.0001 per share (the “Shares”); (ii) up to [—] Series A-1 common stock purchase warrants (the “Series A-1 Warrants”); (iii) up to [—] Series A-2 common stock purchase warrants (the “Series A-2 Warrants” and, together with the Series A-1 Warrants, the “Warrants”); (iv) up to [—] pre-funded warrants (the “Pre-Funded Warrants”); (v) up to [—] warrants issuable to the placement agent (the “Placement Agent Warrants” and, together with the Warrants and the Pre-Funded Warrants, the “Company Warrants”); and (vi) up to [—] shares of Common Stock issuable upon exercise of the Series A-1 Warrants, Series A-2 Warrants, Pre-Funded Warrants and Placement Agent Warrants (the “Warrant Shares” and, together with the Shares and the Company Warrants, the “Securities”), in each case as described in the prospectus forming part of the Registration Statement.

Capitalized terms used herein but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or any prospectus included therein.

In rendering the opinions stated herein, we have examined and relied upon the following documents:

(i)	the Registration Statement and the prospectus included therein;

(ii)	the Amended and Restated Certificate of Incorporation of the Company, filed as Exhibit 3.1 to the Registration Statement;

(iii)	the Amended and Restated Bylaws of the Company, filed as Exhibit 3.2 to the Registration Statement;

(iv)	the forms of Series A-1 Common Stock Purchase Warrant, Series A-2 Common Stock Purchase Warrant, Pre-Funded Common Stock Purchase Warrant and Placement Agent Common Stock Purchase Warrant, filed as Exhibits 4.6, 4.7, 4.8 and 4.9 to the Registration Statement (collectively, the “Warrant Forms”);

(v)	the form of Securities Purchase Agreement, filed as Exhibit 10.8 to the Registration Statement (the “Securities Purchase Agreement”);

(vi)	certain minutes or resolutions adopted by the Board of Directors of the Company, as certified in an officer’s certificate; and (vii) such other records, documents, and certificates as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed, without independent investigation or verification, (a) the genuineness and validity of all signatures on all documents (including, without limitation, signatures via DocuSign, eSignature or similar technology); (b) that each individual executing any document, whether on behalf of such individual or an entity, is legally competent to do so; (c) the due authority of the parties signing any document on behalf of a party (other than the Company); (d) the authenticity and completeness of all documents submitted to us as originals; (e) the completeness and conformity to the originals of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies; (f) that all public records reviewed or relied upon by us are authentic, accurate and complete; (g) that all factual statements and information contained in any documents are true and complete; and (h) that there has been no oral or written modification or amendments to any documents by action or omission of the parties or otherwise. We have also assumed that the issuance, sale and delivery of the Securities offered pursuant to the Registration Statement will comply in all respects with the terms, conditions and restrictions set forth in the Registration Statement and the applicable definitive Transaction Documents described therein. As to questions of fact material to this opinion letter, we have, to the extent deemed appropriate, relied upon certain certificates and representations of officers and employees of the Company.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the foregoing) and, as to the Company Warrants constituting binding obligations of the Company, the internal laws of the State of New York which, in each case, in the experience of our attorneys who are members of the bar in the State of Maryland or the State of New York, in the exercise of customary professional diligence, are normally applicable to transactions of the type provided for in the Transaction Documents (as defined below), but without our having made any special investigation concerning any other law, rule or regulation, in each case in effect on the date hereof (the “Opined-on Law”). We express no opinion and make no statement as to the laws, rules or regulations of any other jurisdiction or as to the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of Delaware or the State of New York or, in each case, as to any matters arising thereunder or relating thereto.

As used herein, “Transaction Documents” means the Warrant Forms and the Securities Purchase Agreement.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that when the Registration Statement becomes effective under the Securities Act:

1. The Shares have been duly authorized by the Company and, when issued and delivered against payment therefor in the manner contemplated by the Registration Statement and the Securities Purchase Agreement, will be validly issued, fully paid and non-assessable.

2. When the Company Warrants have been duly authorized, executed and delivered by the Company and delivered to the purchasers thereof against payment therefor as contemplated by the Registration Statement and, as applicable, the Securities Purchase Agreement or the placement agent engagement arrangements described therein, the Company Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their term under the laws of the State of New York.

3. The Warrant Shares are duly authorized, and when issued and delivered upon exercise of the Company Warrants in accordance with the terms of the applicable Warrant Forms, will be validly issued, fully paid and non-assessable.

The opinions stated herein are subject to the following qualifications:

(a)              we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief (regardless of whether enforcement is sought in equity or at law), by any statute, decision or rule of law prohibiting or limiting the exercise of simultaneous remedies, and by limitations or qualifications on the enforcement of certain rights, remedies, waivers and other provisions by the jurisdiction in which enforcement thereof is sought;

(b)              we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)              we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(d)              we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;

(e)              we have assumed that the warrant agent has the power, corporate or other, to enter into and perform all obligations under the Warrant Forms and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by the warrant agent of the Warrant Agreement and that the Warrant Agreement constitutes the valid and binding obligation of the warrant agent, enforceable against the warrant agent in accordance with its terms; and

(f)               to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Warrant Form, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.

In addition, in rendering the foregoing opinions we have assumed that:

(a)              neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Securities, (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined-on Law); and

(b)              neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

The opinions expressed herein are limited to the matters set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement, to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving our consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission promulgated thereunder (including Item 509 of Regulation S-K).

Very truly yours,

/s/ DLA Piper LLP (US)